BANCO SANTANDER PUERTO RICO

ACUERDO DE TERMINOS Y CONDICIONES DE EMPLEO

PARA EL PUESTO DE DIRECTOR DE EMPRESAS

El presente acuerdo de empleo para el puesto de Director de Empresas es efectivo hoy 11de febrero de 2003. Las partes que suscriben el presente Acuerdo o Contrato son Banco Santander Puerto Rico, (en adelante el "Banco" o "Santander") y Sr. Roberto E. Cordova (en adelante el "Director").

1. Términos y condiciones

EI Director dedicara todo su esfuerzo y el tiempo necesario para conseguir los objetivos establecidos por el Banco y desempeñara los deberes indicados en la Descripción de Puesto (Anejo A). Estos deberes pueden variar siempre y cuando el supervisor o a quien reporte el Director así 1o disponga y conforme alas necesidades operacionales y de negocio del Banco. Los objetivos y metas del puesto que ocupara se entregaran durante la primera semana de empleo por el Supervisor Inmediato. EI Director deberá cumplir con estas metas y objetivos.

EI Director se compromete a cumplir cabalmente con la normativa, procedimientos y políticas del Banco EI Banco ha confiado en la veracidad de la información y datos suministrados por el Director en la solicitud de empleo y otros formularios de ingreso y este podrá será despedido en cualquier momento de constatarse que ha omitido y/o suministrado información incompleta y/o falsa en los formularios

EI Banco se reserva el derecho de modificar las funciones, condiciones y términos de empleo aquí expresados, conforme surjan las necesidades de la institución, excepto por los términos y condiciones de compensación aquí descritos. Dichos cambios serán notificados por escrito al Director, para que este pueda cumplir con los nuevos requerimientos

2. Compensación y Beneficios

Efectivo a la fecha de este contrato, el Banco compensara al Director con un salario bruto anual de $225,000.00. Se incorporan a este contrato las condiciones detalladas en la carta de oferta fechada 27 de enero de 2003. Disfrutara de un bono especial de $25,000.00 pagadero en la primera bisemana de cobra. EI Director devolverá el 100% del bono especial en el caso de terminar la relación de empleo de forma voluntaria el primer año de servicio. En el caso de terminar la relación de empleo de forma voluntaria durante el segundo año de servicio el Director desembolsado el 50% del bono especial. EI Director devolverá el por ciento correspondiente del bono especial antes de su ultimo día de trabajo y dicha suma será una deuda liquida, vencida y exigible desde dicho momento

Además, obtendrá un segundo bono de $250,000.00 siempre y cuando este activo como empleado a la fecha del pago del bono según se detalla en la carta de oferta mencionada anteriormente. De los primeros $100,000.00, $50,000.00 quedan libres de penalidad. EI Director devolverá el 100% del resto del segundo bono especial mencionado en este párrafo en la eventualidad que se termine la relación de empleo de forma voluntaria el primer aria de servicio en el caso de terminar la relación de emplea de forma voluntaria durante el segundo, tercero o cuarto ano de servicio el Director devolverá el 50% del bono especial desembolsado durante ese año. EI Director devolverá el por ciento correspondiente del bono especial antes de su ultimo día de trabajo y dicha suma será una deuda liquida, vencida y exigible desde dicho momento.

EI Director habra de participar en los planes de beneficios establecidos por el Banco para sus empleados, sujeto a 1o establecido en cada plan. disfrutara del Bono de Navidad al cumplir con los parámetros de ley y sujeto a que la Junta de Directores 1o autorice anualmente. También participara del Programa de Compensación Variable, establecido para el puesto. siempre y cuando cumpla con todos los objetivos y metas establecidos para el puesto y sea un empleado activo al momento de la otorgación. Los pagos mencionados en el inciso de compensación, Salarios y Beneficios estarán sujetos a las deducciones legales pertinentes bajo los estatutos federales y locales aplicables.

3. Secretos de Negocio

Durante el transcurso de su empleo el Director tendrá acceso a documentos confidenciales, información de listados de clientes, prospectos clientes, estrategias de mercadeo, y otro tipo de política y material que constituye para el Banco información relacionada y para el negocio, la cual para todos los efectos constituye información confidencial. La información confidencial del Banco es propiedad de la Institución, EI Director no puede divulgar directa o indirectamente dicha información, excepto que la necesidad del negocio así 1o requiera y para esto deberá ser autorizado por el Supervisor Inmediato.

Si renuncia o termina la relación de empleo requerimos de usted una absoluta protección de la información confidencial y privilegiada del negocio, incluyendo abstenerse a divulgar o utilizar la misma para beneficia propio, su nuevo patrono o terceras personas. Esta información incluye, pero sin limitarse, a secretos de negocio, información propiedad del Banco, afiliadas y subsidiarias, asuntos confidenciales, metodología operacional, listas de clientes o de clientes potenciales, relaciones de negocio, productos bancarios, estrategias, tácticas, planes de negocio, base de datos, desarrollo de programas de computadoras, información financiera, estados de situación, balances de cuentas márgenes de ganancias, tenencia de acciones, estudios económicos, estudios de mercado, estrategias de mercadeo y otros de similar naturaleza,

Si el Director viola alguna de las disposiciones antes mencionadas, de no divulgación o utilización de información confidencial, el Banco tendrá el derecho a solicitar un "injunction" o interdicto (permanente o preliminar) para que el Director cese y desista de la practica y se abstenga de incurrir en la conducta antes mencionada. Los remedios de los que dispondrá el Banco en esta situación, podrán incluir desde violación de contrato, así como resarcimiento en daños u otros.

4. Terminación

Las partes acuerdan que este contrato puede terminarse por cualesquiera de las partes. En el caso del Banco, el Contrato se podrá dar por terminado por o sin causa justificada. En el caso de que termine la relación sin causa justificada, se indemnizara al Director con 1o establecido en la Ley 80 de 30 de mayo de 197ó, según enmendada, o la cantidad de $225,000.00, 1o que sea mayor. Se entiende que será "justa causa", según definida por la Ley Num. 80 de 30 de mayo de 1976, según enmendada; o cuando la determinación obedece a una orden de una autoridad federal u estatal competente,

EI empleado podrá dar por terminado este Contrato mediante notificación verbal y por escrito al Banco, con por 1o menos 30 días de anticipación al ultimo día de trabajo que establezca en la notificación escrita,

5. Cambia en el control del Banco

Si durante el periodo de 12 meses a partir de la fecha de ejecución de este contrato ocurriera un cambio en el control del Banco, según se define mas adelante, y el Ejecutivo cesa sus funciones en el puesto involuntariamente. este recibirá el pago mencionado en la Cláusula numero 4 de este contrato. Dicho pago será en concepto de indemnización en consideración a los servicios previa mente prestados al Banco y por las oportunidades profesionales actuales o potenciales a las que renunció al ingresar al Banco. EI termino "cambia en el control" se define como el cambia que ocurre cuando un tercero, adviene dueño de las acciones del Banco y obtiene 25% o más del total de las acciones emitidas y en circulación del Banco o si mediante su voto, el tercero puede elegir el 25% a mas de los Directores del Banco. Asimismo, el termino "cambia de control" incluye el que un tercero adviene dueño de las acciones del Banco como resultado de, o en relación a una oferta de compra, fusión, venta de activos, o traspaso de negocio en marcha y los miembros de la Junta de Directores, previo a la transacción, cesan de constituir la mayoría de la Junta de Directores del Banco a de cualquier institución sucesora.

6. Totalidad de los acuerdos

Este Contrato contiene todos los acuerdos entre las partes y el mismo no podrá ser masificada, enmendada a alterada, a no ser que este por escrita y se suscriba por las partes aquí comparecientes.

7. Ley aplicable

EI presente contrato se regirá por las leyes del Estado Libre Asociado de Puerto Rico.

8. Separabilidad

En la eventualidad de que cualquier parte, condición o disposición de este contrato, sea declarada nula e ineficaz en derecha por cualquier tribunal competente, dicha determinación no afectara la validez de las demás disposiciones de este contrato, las cuales continuaran en plena vigor. así mismo, las partes consienten a que un tribunal competente modifique, altere, enmiende a interprete cualquier parte de este contrato viciada de nulidad de tal modo que elimine aquella parte de la disposición particular.

9. Aceptación

Las partes aceptan que el presente contrato contiene todos IDS acuerdos entre ellos y 1o firman libre y voluntariamente.

DADO, en San Juan, Puerto Rico el 11 de febrero de 2003

By:/s/ Ivonna J. Pacheco Pérez

Directora de Recursos Humanos

By:/s/Roberto E. Cordova